Exhibit 99.(k)(8)

Execution Version

Second AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is dated as of June 26, 2025 (the “Effective Date”), by and among FIRST TRUST PRIVATE ASSETS FUND, a Delaware statutory trust (the “Borrower”), each of the other Loan Parties signatories hereto and TRISTATE CAPITAL BANK, a Pennsylvania state-chartered bank (“Lender”).

A.           Lender and the Loan Parties entered into the Credit Agreement dated as of April 1, 2024 (as amended by the First Amendment to Credit Agreement dated as of March 14, 2025, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), whereby Lender made one or more loans to the Borrower which are evidenced by the Note. Capitalized terms used herein without definition shall have the meaning set forth in the Agreement, as amended hereby.

B.            The Loan Parties have requested that Lender (a) extend the Expiration Date to September 24, 2025, (b) temporarily increase the maximum Revolving Commitment by $[ ] (from $[ ] to $[ ]) during the period commencing on the Effective Date and ending on, and including, September 24, 2025, and (c) make certain other amendments and modifications to the Agreement and certain of the other Loan Documents, in each case as more particularly set forth herein.

C.            Lender is willing to consent to such requests and so amend and otherwise modify the Agreement and such other Loan Documents, all on the terms, and subject to the conditions of, this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the mutual consent of the parties hereto and with the intent to be legally bound hereby, the Loan Parties and Lender do hereby agree as follows:

1.            Effective upon satisfaction of the conditions precedent set forth in Section 2 below, the Agreement is hereby amended to delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A attached hereto.

2.            The effectiveness of this Amendment is subject to the following additional conditions precedent, each of which must be satisfied in a manner reasonably satisfactory to Lender:

(a)            Lender shall have received all of the following, each duly executed and dated as of the Effective Date by a duly authorized officer of the applicable Loan Parties and each of the other parties thereto, including, in the case of this Amendment, Lender, in each case in form and substance reasonably satisfactory to Lender:

i.            this Amendment;

ii.           an Amended and Restated Revolving Credit Note in the original maximum principal amount of $[ ], duly executed by the Borrower;

iii.          an officer’s certificate with respect to the Borrower; and

iv.          a disbursement direction letter, duly executed by the Borrower.

(b)            The Borrower shall have paid to Lender the Temporary Increase Fee and reimbursed Lender for Lender’s reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses.

3.            As an additional condition of this Amendment, the Borrower agrees to pay to Lender a temporary increase fee equal to $[ ] (the “Temporary Increase Fee”). The Temporary Increase Fee will be fully earned as of the Effective Date and, when paid, will be non-refundable under all circumstances.

4.            Nothing in this Amendment shall be understood or construed to be a satisfaction or release in whole or in part of obligations under the Note or any other Obligation. This Amendment is not a novation. Except as otherwise specifically provided in this Amendment or any other amendments between or among, as the case may be, Lender and any of the Loan Parties executed in connection herewith, the Agreement, the Note and all of the other Loan Documents remain unchanged and fully enforceable according to the original terms and conditions. The Loan Parties and Lender will be bound by, and comply with, all of the terms and provisions thereof, as amended or modified by this Amendment.

5.            The Loan Parties hereby ratify, confirm and reaffirm, without condition, all liens and security interests in the collateral granted to Lender pursuant to the Loan Documents, including, without limitation, pursuant to the Security Agreement by and among the Loan Parties and Lender dated as of April 1, 2024 and the Assignment of Contracts and Agreements by and among the Loan Parties and Lender dated as of April 1, 2024, in each case as heretofore amended, restated, supplemented or otherwise modified. The Loan Parties and Lender agree that all collateral and guaranties securing or supporting the Obligations under the Agreement shall remain as collateral and support for the Obligations under the Agreement, as amended by this Amendment. Except for the above modifications, the Agreement and all the terms and conditions thereof shall remain in full force and effect and are not modified hereby.

6.            [Intentionally omitted].

7.            The Loan Parties represent and warrant to Lender that:

(a)            this Amendment has been duly executed and delivered by the Loan Parties and constitutes the legal, valid and binding obligation of the Loan Parties enforceable in accordance with its terms;

(b)            the representations and warranties set forth within the Agreement and the other Loan Documents continue to be true and correct in all material respects as of the Effective Date except with respect to changes resulting from the passage of time or consented to by Lender; and

(c)            no Event of Default or default shall have occurred and be continuing on the Effective Date and no material adverse change has occurred in the business, operations or financial condition of the Loan Parties.

8.            To induce Lender to enter into this Amendment, each Loan Party hereby waives and releases and forever discharges Lender and its officers, directors, attorneys, agents and employees from any defenses, liability, damage, claim, loss or expense of any kind that any of them may have against Lender or any of them arising out of or relating to the Loan Documents. Each Loan Party further states that it has carefully read the foregoing release, knows the contents thereof and grants the same as its own free act and deed.

9.            If any term, provision or condition, or any part thereof, of this Amendment or of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Amendment and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein.

10.            This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. The Loan Parties agree that in any legal proceeding, a copy of this Amendment kept in Lender’s course of business may be admitted into evidence as an original. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic transmission shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

11.            This Amendment shall be governed by and construed under the internal laws of the State of Ohio, as the same may from time to time be in effect, without regard to principles of conflicts of laws. THE LOAN PARTIES HEREBY RATIFY AND CONFIRM THE WAIVER OF THE RIGHT TO JURY TRIAL CONTAINED IN THE Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the Effective Date.

LOAN PARTIES:

FIRST TRUST PRIVATE ASSETS FUND

By:	/s/ Chad Eisenberg
Name:	Chad Eisenberg
Title:	Treasurer

Signature Page to
Second Amendment to Credit Agreement
(FTPAF)

LENDER:

TRISTATE CAPITAL BANK

By:	/s/ Jeremy R. Green
Name:	Jeremy R. Green
Title:	Senior Vice President

Signature Page to
Second Amendment to Credit Agreement
(FTPAF)

Annex A

Amendments to the Credit Agreement

See attached.